EXHIBIT 16

SADLERGIBB
& ASSOCIATES, LLC
CERTIFIED PUBLIC ACCOUNTANTS

May 8, 2013

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read the statements of Clear System Recycling, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated May 8, 2013 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

office 801.528.9222
fax 801.528.9223

www.sadlergibb.com | 170 South Main Street Suite 1120, Salt Lake City, UT 84101